Q3 2026 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 05 Manufacturing & Hardware 06 Supporting Infrastructure 07 SI & Other Services 08 Outlook 09 Photos & Charts 10 Key Metrics 23 Financial Statements 26 Additional Information 32 2

HIGHLIGHTS

Profitability	$0.7B GAAP operating income
	$0.8B GAAP net income
	$1.7B non-GAAP net income[1]
Cash	Operating cash flow of $6.3B
	Free cash flow[2] of $1.5B
	$1.9B increase in our cash and investments[3]
Operations	Produced and delivered our 10 millionth vehicle
	Launched Cybercab into the Robotaxi fleet in Austin
	Record production at Gigafactory Berlin

SUMMARY

In Q3, we maintained strong momentum on many projects spanning Super Intelligence (SI), robotics and renewable energy that will be critical to building a future of Amazing Abundance. Strength in our core business also continued, and we achieved our second consecutive quarter of TTM revenue in excess of $100B.

FSD (Supervised)[4] attach rate continued to grow, reaching over 75% of new vehicle deliveries in North America – our most mature market – a nearly twenty percentage point sequential increase. We believe that FSD is driving demand in markets where it is available, and we continue to work with regulators to get it approved in other markets.

We started providing Robotaxi rides using Cybercabs on September 3 in Austin. Cumulative unsupervised Robotaxi miles grew eightfold quarter over quarter, driven by sustained double-digit weekly growth.

We ended the quarter with the largest backlog for our passenger vehicles in four years. We rolled out the updated Tesla Semi that is produced on our high-volume manufacturing line in Nevada and unveiled the Next Gen Roadster on October 15. While battery availability continued to be the limiting factor in increasing auto volumes in the quarter, we have made additional progress in securing future supply, as we work toward our goal of maximum utilization of our factories.

Demand for our Energy Storage business remained strong in the quarter, with our highest-ever order rate and backlog. Energy storage is the fastest way to add power to the existing grid and is critical to data center uptime. We expect rising data center demand to continue driving demand for our products. Megafactory Texas began production, with planned capacity of 50 GWh. We also advanced LFP supply domestication in the U.S., shipping the first Megapacks built with LFP cells from our factory in Nevada.

We continue to invest in the future through R&D and Capex spend across our businesses, including SI, robotics and energy. Much hard work lies ahead, but we are as optimistic as ever. Thank you to our supporters as we continue to execute on many challenging and important projects.

3

(1) Refer to the Reconciliation of GAAP to Non-GAAP Financial Information slide (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and short-term investments; (4) Active driver supervision required; does not make the vehicle autonomous; Note: all information herein refers to the current quarter unless otherwise noted.

TESLA

F I N A N C I A L S U M M A R Y (Unaudited) ($ in millions, except percentages and per share data) Q3-2025 Q4-2025 Q1-2026 Q2-2026 Q3-2026 YoY Total automotive revenues 21,205 17,693 16,234 20,516 20,560 - Energy generation and storage revenue 3,415 3,837 2,408 3,139 2,881 - Services and other revenue 3,475 3,371 3,745 4,581 4,605 Total revenues 28,095 24,901 22,387 28,236 28,046 Total gross profit 5,054 5,009 4,720 4,751 5,494 Total GAAP gross margin 160 bp Operating expenses 3,430 3,600 3,779 4,353 4,776 Income from operations 1,624 1,409 941 398 718 - Operating margin -322 bp Adjusted EBITDA 4,227 4,154 3,668 3,273 3,900 - Adjusted EBITDA margin -114 bp Net income attributable to common stockholders (GAAP) 1,373 840 477 1,114 787 - Net income attributable to common stockholders (non-GAAP) 1,770 1,761 1,453 1,153 1,697 - EPS attributable to common stockholders, diluted (GAAP) 0.39 0.24 0.13 0.32 0.22 - EPS attributable to common stockholders, diluted (non-GAAP) 0.50 0.50 0.41 0.33 0.48 - Net cash provided by operating activities 6,238 3,813 3,937 4,697 6,263 Capital expenditures (2,248) (2,393) (2,493) (5,789) (4,732) Free cash flow 3,990 1,420 1,444 (1,092) 1,531 - Cash, cash equivalents and short-term investments 41,647 44,059 44,743 43,524 45,447 4

OPERATIONAL SUMMARY
(Unaudited)

	Q3-2025	Q4-2025	Q1-2026	Q2-2026	Q3-2026	YoY
Model 3/Y production	435,826	422,652	394,611	442,936	457,387	5%
Other models production	11,624	11,706	13,775	8,822	7,004	-40%
Total production[1]	**447,450**	**434,358**	**408,386**	**451,758**	**464,391**	**4%**
Model 3/Y deliveries	481,166	406,585	341,893	467,762	478,237	-1%
Other models deliveries	15,933	11,642	16,130	12,364	8,295	-48%
Total deliveries[1]	**497,099**	**418,227**	**358,023**	**480,126**	**486,532**	**-2%**
of which subject to operating lease accounting	10,230	10,996	3,430	7,580	6,911	-32%
Cumulative deliveries[2] (all-time; mil)	8.5	8.9	9.2	9.7	10.2	20%
Active FSD Subscriptions[3] (mil)	1.04	1.10	1.28	1.48	1.74	67%
Total end of quarter operating lease (new vehicle) count[4]	167,163	163,075	151,991	141,876	133,720	-20%
Global vehicle inventory (days of supply)[5]	10	15	27	15	11	10%
Storage deployed (GWh)	12.5	14.2	8.8	13.5	13.7	10%
Supercharger stations	7,753	8,182	8,463	8,704	8,904	15%
Supercharger connectors	73,817	77,682	79,918	82,357	84,465	14%

[1] Vehicle production and delivery numbers represent passenger vehicles sold to customers.
[2] In accordance with our 2025 CEO Performance Award, metric includes all new Tesla vehicles delivered to customers plus any unsupervised Robotaxis placed into commercial operation. For further detail see our 2025 Proxy Statement.
[3] In accordance with our 2025 CEO Performance Award, metric includes both upfront payment and monthly subscriptions and excludes free trials. For further detail see our 2025 Proxy Statement.
[4] Beginning in Q4'25, end of quarter operating lease count pertains only to new vehicles. Q3'25 has been adjusted to exclude used vehicles.
[5] Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).

5 T E S L A

MANUFACTURING & HARDWARE

Automotive

We achieved record quarterly deliveries in several markets, including Canada, Australia, Japan and Taiwan. Given the strong demand we are seeing across various markets, we remain focused on increasing production across our factories and attained record production at Gigafactory Berlin.

We began volume production of Tesla Semi, our Class 8 heavy-duty truck. The top variant can go 500 miles at full 82,000 lbs gross combination weight while achieving an efficiency of 1.7 kWh/mile. That efficiency allows the Tesla Semi to use a third of the energy used by a comparable diesel truck to haul the same payload. In a transportation market where energy is one of the largest components of total cost per mile, this will provide a meaningful advantage to Tesla Semi operators.

Energy Generation and Storage

We began production at Megafactory Texas. Energy storage demand is increasingly aligned with SI infrastructure demand as grid constraints and power availability create more opportunities for Megapack to be deployed. Megapack excels in off-grid and on-grid applications, supplying large data center loads, buffering oscillating demand, helping interconnection grid-compliance and strengthening the grid – all with less local fossil fuel generation.

Robotics

Optimus production began in Fremont on our high-volume lines. The bots coming off this line are the first production-quality bots that we have manufactured. While we will continue to iterate on the hardware and manufacturing process, we have proven that the current manufacturing process for Optimus is suitable for a commercial product.

Installed Annual Manufacturing Capacity

Region	Product	Capacity	Status
	Automotive		
California	Model 3 / Model Y	>550,000	Production
Shanghai	Model 3 / Model Y	>950,000	Production
Berlin	Model Y	>375,000	Production
Texas	Model Y	>375,000	Production
	Cybertruck	>125,000	Production
	Cybercab	>125,000	Production
Nevada	Tesla Semi	25,000	Production
TBD	Roadster	-	Design development
	Energy Generation and Storage		
California	Megapack	40 GWh	Production
Nevada	Powerwall	>6 GWh	Production
Shanghai	Megapack	20 GWh	Production
Texas	Megapack	50 GWh	Production
	Robotics		
California	Optimus	-	Early Ramp
Texas	Optimus	-	Construction

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation.

6

T E S L A

S U P P O R T I N G I N F R A S T R U C T U R E Installed Capacity Region Asset Capacity Status SI Training Compute1 Texas Cortex 1 >105 MW Production Cortex 2 >120 MW Production Battery Cell Manufacturing Annual Capacity Nevada LFP 7 GWh Early Ramp Texas 4680 >40 GWh Production Cathode Materials 10 GWh Early Ramp Lithium Refining 30 GWh Early Ramp Berlin 4680 - Construction approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Early ramp capacity includes expected capacity. Construction includes factory and infrastructure buildout as well as tool installation. SI Compute We plan to reach 400 MW of SI training compute by the end of the year, supporting the development of both vehicle and humanoid robot autonomy software. Additionally, we continued construction for the Austin Fab, where we plan to start commissioning equipment in 2027. Battery We continue to make progress expanding battery manufacturing capacity and securing future supply, even as battery availability remains a limiting factor on the pace of our global vehicle production ramp. Critical projects include vehicle pack capacity in Berlin, cathode material production and lithium refining in Texas and LFP cells in Nevada for our energy storage products. We shipped the first Megapacks comprised solely of our own LFP cells, an important milestone to localizing this important battery type. We continue to increase production of our 4680 cells to support the ramps of both Cybercab and Tesla Semi along with higher Model Y volumes. Other Supporting Infrastructure -over- year. Our Supercharger for Business program also grew to over 600 stalls. These customer- owned chargers allow us to further scale the charging network while ensuring the same performance standards and service standard as Tesla-owned locations. We deployed our first Accordion Supercharger, which is pre-assembled in the factory and cheaper to install. We also deployed the first pre-assembled Megacharger to support the Tesla Semi ramp. 7 Tesla SI Training Capacity Ramp (MW of Compute) 0 50 100 150 200 250 300 350 400 450 Existing Capacity Future Planned Capacity (1) Excludes 40 MW of other compute not part of Cortex 1 or Cortex 2.

S I & O T H E R S E R V I C E S Cumulative Unsupervised Robotaxi Miles Cumulative Miles Driven with FSD (Supervised)1 (billions) 8 (1) Active driver supervision required; does not make the vehicle autonomous. FSD (Supervised)1 FSD adoption continued to increase during the quarter, including record net new new deliveries including FSD subscriptions. To date, we have received four additional FSD approvals since the end of Q2 (Croatia, Slovenia, Czech Republic and Slovakia) with FSD now available in a total of nine EU countries and used by over 100,000 customers logging more than 160 million kilometers since initial approval. Robotaxi We began deployment of Cybercab into our Robotaxi fleet in Austin. We reached nearly two million cumulative unsupervised miles for our Robotaxi service as of the end of the quarter. Operating hours in Austin are now 6am to midnight, and we expect to reduce wait times via increased fleet supply and improvement of Robotaxi orchestration algorithms. Grok is available in Cybercab with access to Grok Bot and Connectors, which allows users to manage their inbox, calendars, files, chats and tasks – all hands free via voice command – making Cybercab a mode of transport, a productivity space and, with our entertainment options, a second living room. Automotive Services Services and Other gross profit grew $86M sequentially to a record $734M, achieving a prudently manage these supporting business segments to ensure we can improve efficiency without sacrificing customer experience. 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before 0 500,000 1,000,000 1,500,000 2,000,000 Cumulative Unsupervised Robotaxi Miles

O U T L O O K Volume We are focused on maximum capacity utilization at our factories. Deliveries and deployments will be impacted by aggregate demand for our products, supply chain readiness and allocation decisions between sale to customers and use for our owned and operated fleet. Cash We will manage the business such that we ensure a strong balance sheet, maintaining sufficient liquidity to fund our product roadmap, long-term capacity expansion plans – including further vertical integration – and other expenses. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware-related profits to be accompanied by an acceleration of SI, software and fleet-based profits. Product We continue to evolve and augment our product lineup with a focus on cost, scale and future monetization opportunities via services powered by our SI software. We remain focused on growing our sales volumes through a differentiated and efficiently managed product portfolio, which includes leveraging and optimizing our existing production capacity before building new factories and production lines. Production has begun for Tesla Semi in Nevada and Optimus in Fremont. Capacity build-out and ramp related to our multi-year infrastructure initiatives, including SI compute, solar, battery material and semiconductor manufacturing are underway. 9

P H O T O S & C H A R T S

11 R O A D S T E R – T H E B E S T O F T H E L A S T H U M A N – D R I V E N C A R S

12 R O A D S T E R – T H E B E S T O F T H E L A S T H U M A N – D R I V E N C A R S

13 R O B O T A X I – C Y B E R C A B A U S T I N L A U N C H

14 R O B O T A X I – C Y B E R C A B A U S T I N L A U N C H

15 R O B O T A X I – C Y B E R C A B A U S T I N L A U N C H

F S D ( S U P E R V I S E D ) 1 – A P P R O V E D I N N I N E E U R O P E A N C O U N T R I E S 16 (1) Active driver supervision required; does not make the vehicle autonomous.

T E S L A S E M I – D O I N G H A R D W O R K 17

T E S L A S E M I – H I G H – V O L U M E P R O D U C T I O N L I N E 18

19 T E S L A S E M I – H I G H – V O L U M E P R O D U C T I O N L A U N C H E V E N T

M E G A F A C T O R Y T E X A S – S T A R T O F P R O D U C T I O N 20

M E G A F A C T O R Y T E X A S – S T A R T O F P R O D U C T I O N 21

A U S T I N F A B – C O N S T R U C T I O N O F O U R S E M I C O N D U C T O R M A N U F A C T U R I N G F A C I L I T Y 22

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 23 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 -3 -2 -1 0 1 2 3 4 5 6 7 0 1 2 3 4 5 6 7 8

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 24 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 0 2 4 6 8 10 12 14 16 18 20 0 2 4 6 8 10 12 14 16 18 20

KEY METRICS YEAR–OVER–YEAR FINANCIAL SUMMARY

Revenue

Total quarterly revenue was roughly flat YoY at $28.0B. YoY, revenue was impacted by the following items[(1)]:

- decrease in Energy Generation and Storage, partially due to tariff-related customer refunds
- lower vehicle average selling price (ASP) (excl. FX impact[1]), inclusive of mix impact
- lower regulatory credit revenue
- decrease in vehicle deliveries
+ growth in Services and Other
+ positive FX impact of $0.3B[1]
+ higher automotive ancillary sales, primarily driven by an increase in FSD subscriptions

Profitability

Our quarterly operating income decreased 56% YoY to $0.7B, resulting in a 2.6% operating margin. YoY, operating income was primarily impacted by the following items[(1)]:

- increase in operating expenses driven by SI and other R&D projects, SBC (including 2025 CEO Performance Award) and SG&A
- lower regulatory credit revenue
- lower Energy Generation and Storage gross profit
+ growth in Services and Other gross profit
+ improved vehicle region and product mix, partially offset by lower vehicle average selling price (ASP) (excl. FX impact[1])
+ lower restructuring and other expenses
+ higher automotive ancillary sales, primarily driven by an increase in FSD subscriptions
+ positive FX impact of $0.1B[1]

Cash

Quarter-end cash, cash equivalents and short-term investments was $45.4B. The sequential increase of $1.9B was primarily a result of positive free cash flow of $1.5B.

25 [(1)] Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q3'25.

TESLA

F I N A N C I A L S T A T E M E N T S

In millions of USD or shares as applicable, except per share data Q3-2025 Q4-2025 Q1-2026 Q2-2026 Q3-2026 REVENUES Automotive sales 20,359 16,750 15,473 20,006 20,094 Automotive regulatory credits 417 542 380 146 113 Automotive leasing 429 401 381 364 353 Total automotive revenues 21,205 17,693 16,234 20,516 20,560 Energy generation and storage 3,415 3,837 2,408 3,139 2,881 Services and other 3,475 3,371 3,745 4,581 4,605 Total revenues 28,095 24,901 22,387 28,236 28,046 COST OF REVENUES Automotive sales 17,365 13,874 12,616 16,866 16,570 Automotive leasing 225 206 196 187 184 Total automotive cost of revenues 17,590 14,080 12,812 17,053 16,754 Energy generation and storage 2,342 2,739 1,456 2,499 1,927 Services and other 3,109 3,073 3,399 3,933 3,871 Total cost of revenues 23,041 19,892 17,667 23,485 22,552 Gross profit 5,054 5,009 4,720 4,751 5,494 OPERATING EXPENSES Research and development 1,630 1,783 1,946 2,371 2,761 Selling, general and administrative 1,562 1,655 1,833 1,982 2,015 Restructuring and other 238 162 — — — Total operating expenses 3,430 3,600 3,779 4,353 4,776 INCOME FROM OPERATIONS 1,624 1,409 941 398 718 Interest income 439 449 434 422 445 Interest expense (76) (85) (92) (81) (90) Other (expense) income, net (28) (592) (535) 590 (117) INCOME BEFORE INCOME TAXES 1,959 1,181 748 1,329 956 Provision for income taxes 570 325 257 201 152 NET INCOME 1,389 856 491 1,128 804 Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries 16 16 14 14 17 NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS 1,373 840 477 1,114 787 Less: Buy-out of noncontrolling interest - - - (2) — NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK 1,373 840 477 1,116 787 Net income per share of common stock attributable to common stockholders Basic $ 0.43 $ 0.26 $ 0.15 $ 0.34 $ 0.24 Diluted $ 0.39 $ 0.24 $ 0.13 $ 0.32 $ 0.22 Weighted average shares used in computing net income per share of common stock Basic 3,227 3,231 3,234 3,237 3,240 Diluted 3,526 3,539 3,538 3,540 3,541 S T A T E M E N T O F O P E R A T I O N S (Unaudited) 27

BALANCE SHEET

(Unaudited)

In millions of USD	30-Sep-25	31-Dec-25	31-Mar-26	30-Jun-26	30-Sep-26
ASSETS					
Current assets					
Cash, cash equivalents and short-term investments	41,647	44,059	44,743	43,524	45,447
Accounts receivable, net	4,703	4,576	3,959	4,087	4,636
Inventory	12,276	12,392	14,434	13,752	14,092
Prepaid expenses and other current assets	6,027	7,615	6,612	7,395	6,227
Total current assets	64,653	68,642	69,748	68,758	70,402
Operating lease vehicles, net	5,019	4,912	4,530	4,253	4,047
Energy generation and storage systems, net	4,673	4,604	4,565	4,510	4,453
Property, plant and equipment, net	39,407	40,643	43,213	47,255	50,591
Operating lease right-of-use assets	5,783	6,027	6,332	6,386	6,555
Digital assets	1,315	1,008	786	674	962
Deferred tax assets	6,637	6,925	7,060	7,235	7,908
Other non-current assets (2)	6,248	5,045	7,490	9,453	12,599
Total assets	**133,735**	**137,806**	**143,724**	**148,524**	**157,517**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	12,819	13,371	14,696	15,324	17,239
Accrued liabilities and other	12,791	13,279	14,554	15,256	17,205
Deferred revenue	3,756	3,424	3,441	3,427	4,661
Current portion of debt and finance leases (1)	1,924	1,640	1,447	1,418	1,387
Total current liabilities	31,290	31,714	34,138	35,425	40,492
Debt and finance leases, net of current portion (1)	5,778	6,736	7,782	7,924	8,136
Deferred revenue, net of current portion	3,746	3,631	3,847	4,073	4,126
Other long-term liabilities	12,205	12,860	13,155	13,583	14,874
Total liabilities	**53,019**	**54,941**	**58,922**	**61,005**	**67,628**
Redeemable noncontrolling interests in subsidiaries	59	58	57	54	54
Total stockholders' equity	79,970	82,137	84,116	86,858	89,289
Noncontrolling interests in subsidiaries	687	670	629	607	546
Total liabilities and equity	**133,735**	**137,806**	**143,724**	**148,524**	**157,517**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	7,458	8,150	9,017	9,059	9,265
Recourse debt	3	3	2	2	2
Days sales outstanding	14	17	17	13	14
Days payable outstanding	52	61	71	58	66

(2) Beginning in Q4'25, other non-current assets is presented inclusive of goodwill and intangible assets, net and all prior periods have been adjusted.

28

TESLA

STATEMENT OF CASH FLOWS

(Unaudited)

In millions of USD	Q3-2025	Q4-2025	Q1-2026	Q2-2026	Q3-2026
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	1,389	856	491	1,128	804
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,625	1,643	1,590	1,619	1,852
Stock-based compensation	663	954	1,030	1,151	1,165
Inventory and purchase commitments write-downs	65	49	77	110	43
Foreign currency transaction loss, net	106	292	287	312	302
Deferred income taxes	225	(111)	(136)	(165)	(357)
Non-cash interest and other operating activities	162	37	1	32	10
SpaceX equity investment unrealized (gain) loss	—	—	—	(1,005)	142
Digital assets unrealized (gain) loss	(80)	307	222	112	(288)
Changes in operating assets and liabilities					
Accounts receivable	(907)	45	561	(184)	(565)
Inventory	1,991	(214)	(2,255)	592	(313)
Operating lease vehicles	(11)	(79)	174	86	40
Prepaid expenses and other assets	(1,143)	(901)	231	(1,259)	(1,818)
Accounts payable, accrued and other liabilities	1,646	1,397	1,401	1,940	3,991
Deferred revenue	507	(462)	263	228	1,255
Net cash provided by operating activities	**6,238**	**3,813**	**3,937**	**4,697**	**6,263**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(2,248)	(2,393)	(2,493)	(5,789)	(4,732)
Purchase of SpaceX equity investment	—	—	(2,002)	—	—
Purchases of short-term investments	(11,402)	(12,207)	(8,318)	(7,963)	(6,365)
Proceeds from maturities of short-term investments	9,295	8,072	7,790	7,831	7,120
Purchase of intangible assets	—	—	—	(7)	—
Net cash used in investing activities	**(4,355)**	**(6,528)**	**(5,023)**	**(5,928)**	**(3,977)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Proceeds from issuances of debt	1,182	1,354	4,331	348	1,155
Repayments of debt	(669)	(748)	(3,530)	(392)	(1,032)
Debt issuance costs	(4)	(1)	—	(4)	(49)
Proceeds from exercises of stock options and other stock issuances, net of issuance costs	512	146	361	107	314
Principal payments on finance leases	(18)	(19)	(18)	(19)	(26)
Recovery of legal fees associated with shareholder settlement	—	—	98	18	—
Distributions paid to noncontrolling interests in subsidiaries	(20)	(22)	(70)	(21)	(35)
Net cash provided by financing activities	**983**	**710**	**1,172**	**37**	**327**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(17)	37	(47)	(36)	(32)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,849	(1,968)	39	(1,230)	2,581
Cash and cash equivalents and restricted cash at beginning of period	16,735	19,584	17,616	17,655	16,425
Cash and cash equivalents and restricted cash at end of period	19,584	17,616	17,655	16,425	19,006

29

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2025	Q4-2025	Q1-2026	Q2-2026	Q3-2026
Net income attributable to common stockholders (GAAP)	1,373	840	477	1,114	787
Stock-based compensation expense, net of tax	459	682	803	989	982
Digital assets unrealized (gain) loss, net of tax	(62)	239	173	87	(224)
SpaceX equity investment unrealized (gain) loss, net of tax	-	-	-	(763)	108
Certain tax items [1]	-	-	-	(274)	44
Net income attributable to common stockholders (non-GAAP)	1,770	1,761	1,453	1,153	1,697
Less: Buy-out of noncontrolling interest	-	-	-	(2)	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP)	1,770	1,761	1,453	1,155	1,697
EPS attributable to common stockholders, diluted (GAAP)	0.39	0.24	0.13	0.32	0.22
Stock-based compensation expense, net of tax, per share	0.13	0.19	0.23	0.29	0.28
Digital assets unrealized (gain) loss per share, net of tax	(0.02)	0.07	0.05	0.02	(0.06)
SpaceX equity investment unrealized (gain) loss per share, net of tax	-	-	-	(0.22)	0.03
Certain tax items, per share [1]	-	-	-	(0.08)	0.01
EPS attributable to common stockholders, diluted (non-GAAP)	0.50	0.50	0.41	0.33	0.48
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,526	3,539	3,538	3,540	3,541
Net income attributable to common stockholders (GAAP)	1,373	840	477	1,114	787
Interest expense	76	85	92	81	90
Provision for income taxes	570	325	257	201	152
Depreciation, amortization and impairment	1,625	1,643	1,590	1,619	1,852
Stock-based compensation expense	663	954	1,030	1,151	1,165
Digital assets unrealized (gain) loss	(80)	307	222	112	(288)
SpaceX equity investment unrealized (gain) loss	-	-	-	(1,005)	142
Adjusted EBITDA (non-GAAP)	4,227	4,154	3,668	3,273	3,900
Total revenues	28,095	24,901	22,387	28,236	28,046
Adjusted EBITDA margin (non-GAAP)	15.0%	16.7%	16.4%	11.6%	13.9%
Automotive gross margin (GAAP)	17.0%	20.4%	21.1%	16.9%	18.5%
Less: Total regulatory credit revenue recognized	1.6%	2.5%	1.9%	0.6%	0.4%
Automotive gross margin excluding regulatory credit sales (non-GAAP)	15.4%	17.9%	19.2%	16.3%	18.1%

[1] Certain tax items consist of the release of valuation allowances on certain California deferred tax assets in Q2'26 and accruals related to pillar two.

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RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026	3Q-2026
Net cash provided by operating activities (GAAP)	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156	2,540	6,238	3,813	3,937	4,697	6,263
Capital expenditures (1)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)	(2,393)	(2,493)	(5,789)	(4,732)
Free cash flow (non-GAAP) (1)	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664	146	3,990	1,420	1,444	(1,092)	1,531

In millions of USD	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026	3Q-2026
Net income attributable to common stockholders (GAAP) (2)	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409	1,172	1,373	840	477	1,114	787
Interest expense	29	28	38	61	76	86	92	96	91	86	76	85	92	81	90
(Benefit from) Provision for income taxes (2)	261	323	167	(5,752)	483	371	602	381	169	359	570	325	257	201	152
Depreciation, amortization and impairment	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447	1,433	1,625	1,643	1,590	1,619	1,852
Stock-based compensation expense	418	445	465	484	524	439	457	579	573	635	663	954	1,030	1,151	1,165
Digital assets unrealized (gain) loss (2)	—	—	—	—	(335)	100	(7)	(347)	125	(284)	(80)	307	222	112	(288)
SpaceX equity investment unrealized (gain) loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,005)	142
Adjusted EBITDA (non-GAAP) (2) (3)	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814	3,401	4,227	4,154	3,668	3,273	3,900

In millions of USD	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026	3Q-2026
Net cash provided by operating activities – TTM (GAAP)	13,256	10,985	11,532	14,479	14,923	16,837	15,765	15,748	14,747	16,528	18,685	18,710
Capital expenditures – TTM (1)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)	(10,179)	(8,914)	(8,527)	(9,528)	(12,923)	(15,407)
Free cash flow – TTM (non-GAAP) (1)	4,357	1,382	1,717	3,610	3,581	6,780	5,586	6,834	6,220	7,000	5,762	3,303

In millions of USD	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025	4Q-2025	1Q-2026	2Q-2026	3Q-2026
Net income attributable to common stockholders – TTM (GAAP) (2)	14,997	13,874	12,571	12,891	7,091	6,110	5,882	5,082	3,794	3,862	3,804	3,218
Interest expense – TTM	156	203	261	315	350	365	365	349	338	339	334	348
(Benefit from) Provision for income taxes – TTM (2)	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523	1,511	1,479	1,423	1,511	1,353	935
Depreciation, amortization and impairment – TTM	4,667	4,867	4,991	5,104	5,368	5,569	5,724	6,001	6,148	6,291	6,477	6,704
Stock-based compensation expense – TTM	1,812	1,918	1,912	1,904	1,999	2,048	2,244	2,450	2,825	3,282	3,798	4,300
Digital assets unrealized (gain) loss – TTM (2)	—	(335)	(235)	(242)	(589)	(129)	(513)	(586)	68	165	561	353
SpaceX equity investment unrealized (gain) – TTM	—	—	—	—	—	—	—	—	—	—	(1,005)	(863)
Adjusted EBITDA – TTM (non-GAAP) (2) (3)	16,631	15,748	14,769	15,676	16,056	15,486	15,213	14,775	14,596	15,450	15,322	14,995

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

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A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2026 financial results conference call beginning at 4:30 p.m. CT on October 21, 2026 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax, (b) digital assets unrealized (gain) loss, net of tax, (c) SpaceX equity investment unrealized (gain) loss, net of tax and (d) certain tax items. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for (benefit from) income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense (e) digital assets unrealized (gain) loss and (f) SpaceX equity investment unrealized (gain) loss. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP automotive gross margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services and supporting infrastructure; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our facilities are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on super intelligence, robotics and automation, electric vehicles, advanced driver assistance systems, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services and robotics markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 28, 2026 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 32